EXHIBIT 99.1

Darden Restaurants Reports Fiscal 2021 First Quarter Results;
Announces Repayment of its Term Loan;
Reinstates a Quarterly Dividend;
And Provides Fiscal 2021 Second Quarter Outlook

ORLANDO, Fla., September 24, 2020 /PRNewswire/ -- Darden Restaurants, Inc., (NYSE:DRI) today reported its financial results for the first quarter ended August 30, 2020.

First Quarter 2021 Financial Highlights, Comparisons to First Quarter Last Year

•	Total sales of $1.53 billion, a decrease of 28.4% driven by negative blended same-restaurant sales of 29.0% and partially offset by the addition of 14 net new restaurants

•	Same-restaurant sales by segment:

(28.2)% for Olive Garden	(39.1)% for Fine Dining
(18.1)% for LongHorn Steakhouse	(39.0)% for Other Business

•	Reported diluted net earnings per share from continuing operations of $0.28 as compared to last year's reported diluted net earnings per share of $1.38

•
Adjusted diluted net earnings per share from continuing operations of $0.56, after excluding $0.28 related to corporate restructuring costs, as compared to reported diluted net earnings per share of $1.38*

•	Reported net earnings from continuing operations of $37 million

•	Adjusted EBITDA of $185 million*
* See the "Non-GAAP Information" below for more details

"The actions we continued to take in response to COVID-19, which include being laser-focused on execution and strengthening our business model, resulted in significantly improved first quarter performance that exceeded expectations," said CEO Gene Lee. "I'm incredibly proud of how our restaurant teams have adapted to our new operating environment and their ongoing dedication to safety and delivering exceptional guest experiences."

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Segment profit excludes non-cash real estate related expenses.

	Q1 Sales			Q1 Segment Profit
($ in millions)	2021	2020	% Change	2021	2020	% Change
Consolidated Darden	$1,527.4	$2,133.9	(28.4)%
Olive Garden	$788.2	$1,090.2	(27.7)%	$173.8	$228.9	(24.1)%
LongHorn Steakhouse	$376.8	$450.2	(16.3)%	$57.0	$74.5	(23.5)%
Fine Dining	$83.1	$136.1	(38.9)%	$9.9	$20.3	(51.2)%
Other Business	$279.3	$457.4	(38.9)%	$35.7	$64.4	(44.6)%

The table below summarizes various metrics for consolidated Darden and each reportable segment for restaurants with at least limited dining room capacity at the beginning of each fiscal quarter.

	Q1			Q2
	Average Weekly Sales	Same-Restaurant Sales	% of Restaurants	% of Restaurants
Consolidated Darden	$69,046	(21.9)%	68%	91%
Olive Garden	$75,585	(21.1)%	63%	89%
LongHorn Steakhouse	$60,247	(11.3)%	72%	96%
Fine Dining	$89,706	(27.7)%	57%	90%
Other Business	$63,890	(33.9)%	76%	88%

Term Loan Repayment and Other Liquidity Matters
Given steadily improving cash flows in the quarter, and increased confidence in cash flow projections, the Company fully repaid its $270 million term loan on August 10, 2020. The Company now has access to $1.4 billion of liquidity with $655 million of cash on hand and $750 million available through its credit facility.

Dividend Declared
Darden's Board of Directors announced that it has reinstated a quarterly dividend and declared a quarterly cash dividend of $0.30 per share on the Company's outstanding common stock. The dividend is payable on November 2, 2020 to shareholders of record at the close of business on October 9, 2020.

Fiscal 2021 Second Quarter Financial Outlook
The Company provided the financial outlook for the second quarter of fiscal 2021 as follows:

•	Total sales of approximately 82% of prior year

•	EBITDA of $200 to $215 million*

•	Diluted net earnings per share from continuing operations of $0.65 to $0.75

•	Approximately 131 million weighted average diluted shares outstanding
* See the "Non-GAAP Information" below for more details

The Company reiterated its full year outlook for 35-40 net new restaurants and total capital spending of $250 to $300 million.

Investor Conference Call
The Company will host a conference call and slide presentation on Thursday, September 24 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/36843 at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-833-470-0145 and enter passcode 9688892. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Cheddar's Scratch Kitchen, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V's. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include the impacts of the novel coronavirus (COVID-19) pandemic on our business and the response of governments and of our Company to the outbreak, health concerns including food-related pandemics or outbreaks of flu or other viruses, technology failures including failure to maintain a secure cyber network, food safety and food-borne illness concerns, the inability to hire, train, reward and retain restaurant team members, a failure to develop and recruit effective leaders, risks relating to public policy changes and federal, state and local regulation of our business, litigation, unfavorable publicity, an inability or failure to manage the accelerated impact of social media, long-term and non-cancelable property leases, labor and insurance costs, failure to execute a business continuity plan following a disaster, intense competition, changing consumer preferences, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, volatility leading to the inability to hedge equity compensation market exposure, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, disruptions in the financial markets, risks of doing business with franchisees, licensees and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles ("GAAP"), such as adjusted diluted net earnings per share from continuing operations, EBITDA and adjusted EBITDA. The Company's management uses these non-GAAP measures in its analysis of the Company's performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company's businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

(Analysts) Kevin Kalicak, (407) 245-5870; (Media) Rich Jeffers, (407) 245-4189

Fiscal Q1 Reported to Adjusted Earnings Reconciliation
	Q1 2021				Q1 2020
$ in millions, except EPS	Earnings Before Income Tax	Income Tax Expense (Benefit)	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense (Benefit)	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$32.5	$(4.8)	$37.3	$0.28	$190.4	$18.6	$171.8	$1.38
Adjustments:
Corporate restructuring[1]	47.8	12.0	35.8	0.28	—	—	—	—
Adjusted Earnings from Continuing Operations	$80.3	$7.2	$73.1	$0.56	$190.4	$18.6	$171.8	$1.38
Interest			16.6				11.1
Adjusted Income Tax Expense			7.2				18.6
Depreciation and Amortization			87.6				86.2
Adjusted EBITDA			$184.5				$287.7

1Includes cash expenses of approximately $38 million, primarily related to severance and benefits, which will be paid over the next eighteen months, and non-cash expenses of approximately $10 million related to acceleration of equity-settled awards and expense associated with the postretirement benefit plan.

Fiscal 2021 Second Quarter EBITDA Outlook Reconciliation
$ in millions
Net Earnings	$86	to	$98
Interest, net	15		15
Income tax expense	10		13
Depreciation and amortization	89		89
EBITDA	$200	to	$215

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	8/30/20	8/25/19
Olive Garden	871	867
LongHorn Steakhouse	524	514
Cheddar's Scratch Kitchen	165	165
Yard House	80	79
The Capital Grille[1]	60	59
Seasons 52	43	45
Bahama Breeze	41	42
Eddie V's	23	22
Darden Continuing Operations	1,807	1,793
[1]Includes two The Capital Burger restaurants in fiscal 2021 and one in fiscal 2020.

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	8/30/2020	8/25/2019
Sales	$1,527.4	$2,133.9
Costs and expenses:
Food and beverage	434.5	603.3
Restaurant labor	500.7	703.8
Restaurant expenses	290.9	372.4
Marketing expenses	28.8	68.7
General and administrative expenses	128.3	98.0
Depreciation and amortization	87.6	86.2
Total operating costs and expenses	$1,470.8	$1,932.4
Operating income	56.6	201.5
Interest, net	16.6	11.1
Other (income) expense, net	7.5	—
Earnings before income taxes	32.5	190.4
Income tax expense (benefit)	(4.8)	18.6
Earnings from continuing operations	$37.3	$171.8
Losses from discontinued operations, net of tax benefit of $0.9 and $0.2, respectively	(1.2)	(1.2)
Net earnings	$36.1	$170.6

Basic net earnings per share:
Earnings from continuing operations	$0.29	$1.40
Losses from discontinued operations	(0.01)	(0.01)
Net earnings	$0.28	$1.39
Diluted net earnings per share:
Earnings from continuing operations	$0.28	$1.38
Losses from discontinued operations	—	(0.01)
Net earnings	$0.28	$1.37
Average number of common shares outstanding:
Basic	130.0	122.9
Diluted	130.9	124.6

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	8/30/2020	5/31/2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$654.6	$763.3
Receivables, net	47.2	49.8
Inventories	190.1	206.9
Prepaid income taxes	16.2	18.4
Prepaid expenses and other current assets	62.9	63.0
Total current assets	$971.0	$1,101.4
Land, buildings and equipment, net	2,739.6	2,756.9
Operating lease right-of-use assets	3,951.4	3,969.2
Goodwill	1,037.4	1,037.4
Trademarks	806.3	805.9
Other assets	283.8	275.3
Total assets	$9,789.5	$9,946.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$248.8	$249.4
Short-term debt	—	270.0
Accrued payroll	128.9	150.0
Accrued income taxes	6.1	6.2
Other accrued taxes	52.1	43.4
Unearned revenues	448.5	467.9
Other current liabilities	659.5	605.9
Total current liabilities	$1,543.9	$1,792.8
Long-term debt	929.1	928.8
Deferred income taxes	43.3	56.1
Operating lease liability - non-current	4,264.3	4,276.3
Other liabilities	633.9	560.9
Total liabilities	$7,414.5	$7,614.9
Stockholders’ equity:
Common stock and surplus	$2,220.9	$2,205.3
Retained earnings	166.6	143.5
Accumulated other comprehensive income (loss)	(12.5)	(17.6)
Total stockholders’ equity	$2,375.0	$2,331.2
Total liabilities and stockholders’ equity	$9,789.5	$9,946.1

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	8/30/2020	8/25/2019
Cash flows—operating activities
Net earnings	$36.1	$170.6
Losses from discontinued operations, net of tax	1.2	1.2
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	87.6	86.2
Stock-based compensation expense	19.1	14.2
Change in current assets and liabilities and other, net	62.7	(18.4)
Net cash provided by operating activities of continuing operations	$206.7	$253.8
Cash flows—investing activities
Purchases of land, buildings and equipment	(42.2)	(117.1)
Proceeds from disposal of land, buildings and equipment	2.3	2.6
Cash used in business acquisitions, net of cash acquired	—	(37.0)
Purchases of capitalized software and changes in other assets, net	(4.1)	(15.4)
Net cash used in investing activities of continuing operations	$(44.0)	$(166.9)
Cash flows—financing activities
Proceeds from issuance of common stock	4.2	11.2
Dividends paid	—	(108.1)
Repurchases of common stock	(6.6)	(94.8)
Repayments of short-term debt	(270.0)	—
Principal payments on capital and financing leases	(1.2)	(1.3)
Other, net	—	0.3
Net cash used in financing activities of continuing operations	$(273.6)	$(192.7)
Cash flows—discontinued operations
Net cash provided by (used in) operating activities of discontinued operations	2.2	(0.7)
Net cash provided by (used in) discontinued operations	$2.2	$(0.7)

Decrease in cash and cash equivalents	(108.7)	(106.5)
Cash and cash equivalents - beginning of period	763.3	457.3
Cash and cash equivalents - end of period	$654.6	$350.8